Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 20, 2019, with respect to the combined financial statements and schedule of the Dental Segment of Danaher Corporation included in the Registration Statement (Form S-1) and related Prospectus of Envista Holdings Corporation for the registration of shares of its common stock.
/s/ Ernst & Young LLP
Tysons, Virginia
September 4, 2019

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